EXHIBIT 10.12


                         Service Distribution Agreement


                                [GRAPHIC OMITTED]




                                     Between

                                 NS8 Corporation

                                       and

                              Advanced Datanetwork
                            Communications Co., Ltd.




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                         SERVICE DISTRIBUTION AGREEMENT

THIS AGREEMENT (the "Agreement"), dated as of [ ] 2006, is entered into by and between NS8 Corporation, a Delaware corporation with its offices at One Union Square, 600 University Street, Suite 1525, Seattle, Washington 98101 ("NS8"), and Advanced Datanetwork Communications Co., Ltd., a Thai limited company, through Buddy Broadband, its IPTV service brand (collectively, "ADC"), with an office at 19th Floor, Amarin Tower 500 Ploenchit Rd., Lumpini, Pathumwan, Bangkok 10330, Thailand. Each party hereto is also individually referred to as "Party" and together referred to as the "Parties".

RECITALS

A. NS8 is in the business of providing digital products and services, through its division, iWave Interactive Services ("iWave"), to companies in the business of providing digital content services to end-consumers by various means.

B. ADC is in the business of providing digital content services to end-consumers by means of the service(s) (the "ADC Services"). ADC wishes to acquire certain products and services (collectively, the "iWave Services") from NS8 for its internet PC VOD services.

C. The Parties wish to enter into an agreement whereby NS8 will make the iWave Services available to ADC for use in ADC's business within Thailand.

D. This Agreement sets out the terms under which such NS8 iWave Services will be made available to ADC.

In consideration of the premises and the respective covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:


1.   TECHNICAL AND OTHER SERVICES

         1.1 TERM.  The term (the  "Term")  during  which NS8  (iWave)  shall be required to make its products and services (collectively, the "iWave Service(s)") available to ADC hereunder and during which ADC shall be permitted to use the NS8 iWave Services shall commence on the Service Commencement Date as set out in Schedule A to this Agreement and shall terminate on the third anniversary thereof unless terminated earlier as provided in this Agreement. Additional terms and conditions governing the Term during which NS8 will be required to make its iWave Services available to ADC hereunder and during which ADC shall be permitted to use the NS8 iWave Services are set out in Schedule A to this Agreement.

         1.2 iWAVE DELIVERY PLATFORM. NS8 will provide ADC, at no charge (except as may otherwise be provided in this Agreement), with the relevant equipment, hardware, and training with respect to the iWave Delivery Platform, as follows:

                  (a) iWave Application Hardware Specifications as described in Schedule B;

                  (b) Advertising engine;

                  (c) iWave LDMS - Library Distribution Management System (as described in Schedule A);

                  (d) iWave real time reporting engine; and

                  (e) iWave Consumer Programming Guide (CPG) customized for Buddy Broadband-iWave brand.

The `free of charge" iWave Delivery Platform does not include:

                  (f)  Streaming   servers,   Media  Storage  and  network  load
         balancing equipment;

                  (g) Geofiltering third party software



         1.3 TECHNOLOGY. Transmissions of licensed films or programs over the internet shall be delivered from ADC's secure servers directly to the Device of the User via an encrypted content file protected at all times using digital rights management software approved by NS8 (the "DRM"). Delivery to PC's and other approved portable/mobile devices shall be distributed exclusively by means of the iWave Interactive Distribution Platform.

         1.4 TECHNICAL EXCHANGE. ADC shall provide to NS8 within thirty (30) days of the date of this Agreement a full description of the ADC Service including network architecture, encoding and encryption methodologies, subscriber verification and authentication procedures, billing and reporting procedures and content protection and security measures as deemed appropriate for the integration of the iWave Service platform into Buddy Broadband.

         1.5 TERRITORY. The "Territory" includes the right for ADC to use NS8's iWave Services as part of its ADC Buddy Broadband Services as contemplated in this Agreement. The Territory includes the country of Thailand. ADC shall use industry-approved geo-filtering technology to ensure that users of NS8's iWave Services reside within the Territory.

         1.6 CONTINUAL SERVICE. ADC must ensure that the ADC Service(s) remain live, continue to fully and effectively operate and be available to consumers in the Territory (Thailand throughout the entire Term of this Agreement.


         1.7 LANGUAGE SUPPORT. English and Thai character language support on the CPG (Consumer Programming Guide). Any additional language support will be considered customization work not included in this Agreement.

         1.8 CUSTOM DEVELOPMENT & SPECIAL FEATURES REQUEST. Special development features requested by ADC that are additional to the standard features of the NS8 iWave Service(s) can be developed and deployed for an additional charge for specification architecture and prototype creation. NS8's custom development service utilizes NS8's design, engineering, research and development and proto-type teams to assist ADC in it's special feature needs. The price of these additional charges will be mutually agreed to by NS8 and ADC on a case by case basis.

         1.9 SEPARATE AGREEMENT REQUIRED. This Agreement does not cover any technical or other services that may be provided by NS8 to ADC other than those specifically contemplated in this Agreement. In the event that ADC desires NS8 to provide any such additional services, then any provision of such additional services would be subject to a separate agreement to be negotiated between the Parties.

         1.10 INTEGRATION OF OUTSIDE SERVICES. NS8 and ADC must mutually agree to any integration of outside (third party) services with the NS8 iWave Service(s) that might be proposed by ADC. For example, if ADC wants to add any services that are to be linked to iWave, then NS8 must first agree to that addition. Any development or other work that would be required to implement the integration of any such outside services will be covered by and subject to the provisions of section 1.8 of this Agreement.




2.       FINANCIAL ARRANGEMENTS

         2.1 PAYMENT OF REVENUE SHARE. ADC shall pay NS8's revenue (exclusive of value added tax) to NS8 on a monthly basis at the rate as is mutually agreed by the Parties and specified in Schedule A hereto and executed by both Parties. The revenue share may be amended or modified from time to time by mutual agreement of the Parties.

         2.2 NS8 BANK DETAILS. Unless and until ADC is otherwise notified by NS8, all payments hereunder shall be paid by wire transfer in United States Dollars (converted at the Exchange Rate in effect on the payment due date according to the rate announced by the Bank of Thailand) to NS8 at the bank account specified in Schedule A hereto.

         2.3 LATE PAYMENTS. Any payment not made within fifteen (15) business days from the date that it is due under this Agreement shall accrue interest from the date such amount is due until payment is received in full at the rate of 7.5 % per annum of the defaulting amount.

         2.4 BILLING INTEGRATION. ADC shall be responsible to perform all billing integration in respect of the commercial transactions contemplated by this Agreement and for such purposes ADC will perform all required billing integration employing API's provided by NS8.




3.       ADVERTISING, MARKETING AND REPORTING

         3.1 BUDDY BROADBAND/IWAVE VOD SERVICE. ADC shall provide all necessary promotion, advertising and marketing for the Buddy Broadband/iWave VOD Service.

         3.2 ACCESS OF REPORTING. ADC shall provide full access of reporting through iWave LDMS to NS8. NS8 will have direct access to all usage and data reporting of the ADC Service through its direct real time reporting engine provided under this Agreement. At no time shall direct access of the iWave reporting engine be granted to any third party without the express written consent of NS8. NS8 reserves the right to charge any third party for the right to receive direct access to the real time reporting engine. These restrictions and charges do not apply to providing the necessary reporting information required by ADC's content providers by means of printed or electronic delivery of usage reports.

         3.3 CO-BRANDED iWAVE. ADC/Buddy Broadband will provide co-branded services to NS8 to include the iWave brand as part of the Service. The terms of the co-branding with both Buddy Broadband and iWave to be mutually agreed to by both parties as long as both corporate branding is present.

         3.4 ADVERTISING AND PROMOTION. iWave shall be included as part of all promotion and marketing of the ADC/Buddy Broadband Services.



4.       NS8'S REPRESENTATIONS AND WARRANTIES

         4.1 In reliance upon the representations made to NS8 by the Studio and other Content Owners, and without limiting any other representation or warranty made by ADC herein, NS8 hereby represents and warrants to ADC that it has the full right, power and authority to enter into this Agreement.



5.       ADC'S REPRESENTATIONS AND WARRANTIES

         Without limiting any other representation or warranty made by ADC herein, ADC hereby represents, warrants and covenants to NS8 that:

         5.1 It has the full right, power and authority to enter into this Agreement; and

         5.2 All of its services shall comply with the restrictions and specifications set forth herein.

         5.3 All of its services and content are fully licensed with rights of distribution specific to that of the distribution methods contemplated herein and shall comply with the restrictions and specifications set forth herein or any other content licensing agreement that might be imposed by a studio or content owner.




6.       INDEMNIFICATION

         6.1 ADC shall indemnify, defend and hold harmless NS8 and its Representatives from and against any and all claims, damages, liabilities, costs and expenses, including reasonable outside counsel fees, arising from or in connection with the breach of any representation, warranty or provision of this Agreement by ADC. NS8 shall promptly notify ADC of any such claim or litigation. The failure to provide such prompt notice shall not diminish ADC's indemnification obligations except only to the extent ADC is actually prejudiced by such failure. In addition, ADC shall indemnify NS8 and its Representatives for any claims resulting from ADC exhibiting any film or other program or content, or due to ADC's unauthorized editing or modification of any film or program or content or ADC's authorization of a third party to do any of the foregoing if in violation of the express terms of this Agreement.



7.   MISCELLANEOUS

         7.1 NS8 may terminate this Agreement if (a) ADC breaches any of its payment or security obligations and fails to cure same within fifteen (15) days after receiving notice of any such breach from NS8, (b) ADC breaches any representation, warranty or covenant (other than payment or security obligations) and fails to cure same within 15 days after receiving notice of any such breach from NS8, (c) ADC files a petition in bankruptcy or becomes insolvent, or (d) or if any change in control of ADC occurs. Upon termination, NS8 shall be relieved of its future obligations and ADC shall remain obligated to fulfill all accrued obligations, including the payment of all Fees and expenses owing to NS8. In addition, NS8 may declare all Fees due (or to become due but for such termination) immediately due and payable.

         7.2 Each party agrees to maintain in confidence the terms of this Agreement and all information derived from the other party, except (a) as necessary to comply with applicable law or court order and, without limiting the generality of the foregoing, as necessary to comply with the rules or regulations of an relevant stock exchange or the Securities and Exchange Commission of the United States of America, (b) as part of its normal reporting procedures to its parent company, auditors and attorneys, and (c) in order to enforce any of its rights.

         7.3 ADC may not assign this Agreement without the prior written consent of NS8. NS8 may freely assign this Agreement to an affiliate capable of performing NS8's obligations.

         7.4 This Agreement is a short form agreement, and the parties may, by mutual agreement, supersede this Agreement with a more comprehensive long form agreement. Until the execution and delivery of such long form agreement, this Agreement shall be the binding agreement between the parties relating to the subject matter hereof.


8.       NOTICE

         8.1 Except as otherwise expressly provided herein, all notices, statements and other documents desired or required to be given hereunder shall be in writing and shall be given by personal delivery, reputable overnight or courier delivery service or facsimile. All notices, statements and other documents shall be sent to:



If to NS8:                 NS8 Corporation
                           #200 - 1311 Howe Street,
                           Vancouver, British Columbia V6Z 2P3
                           Attention:  Corporate-Legal Department
                           Fax No.:  +604-677-7011




If to ADC:                 Trairat Kaewkerd
                           Advanced Datanetwork Communications Co., Ltd.
                           19th Floor, Amarin Tower
                           500 Ploenchit Rd., Lumpini, Pathumwan
                           Bangkok 10330, Thailand
                           Attention:   Managing Director
                           Fax No.: +662-251-8069


(or at such other address as may be designated in writing by either party). Notice given by facsimile shall be deemed given on the business day of receipt, as evidenced by the confirmation sheet thereof; notice given by personal delivery shall be deemed given upon delivery and notice given by overnight delivery or courier service shall be deemed given the third business day following the business day of delivery to the overnight delivery service.




9.       GOVERNING LAW

         9.1 This Agreement shall be interpreted and construed in accordance with the laws of Washington State with the same force and effect as if fully executed and to be fully performed therein without giving effect to its conflicts of laws, principles or rules and shall be exclusively submitted to the Federal and State courts of Washington State, USA. The parties waive their right to trial by jury.



10.      FORCE MAJEURE

         10.1 Neither party shall in any manner whatsoever be liable or otherwise responsible for any delay or default in, or failure of performance resulting from or arising out of or in connection with any "Event of Force Majeure", and no such delay, default in, or failure of performance shall constitute a breach by either party hereunder. For purposes of this Agreement, an "Event of Force Majeure" in respect of a party shall mean any reasonably unforeseeable act, cause, contingency or circumstance beyond the reasonable control of such party, including, without limitation, any governmental action, nationalization, expropriation, confiscation, seizure, allocation, embargo, prohibition of import or export of goods or products, regulation, order or restriction (whether foreign, federal or state), war (whether or not declared), civil commotion, disobedience or unrest, insurrection, public strike, riot or revolution, fire, flood, drought, other natural calamity, damage or destruction to plant and/or equipment, or any other accident, condition, cause, contingency or circumstance (including without limitation, acts of God or terrorism within or without the United States), but shall not include an inability to pay for whatever reason.




11.      CONFIDENTIALITY

         11.1 COMMUNICATIONS. All communications between the Parties or their affiliates or any of them in respect of this Agreement or the transactions contemplated by this Agreement and all proprietary information and other proprietary material (whether such party's or another party's proprietary or confidential information or material) supplied to or received by any of them from the others which is either marked "confidential" or is by its nature intended to be exclusively for the knowledge of the recipient alone shall be kept confidential by the recipient unless such information (a) is available to a member of the public through no act or omission on the part of the recipient,
(b) was available to the recipient on a non-confidential basis from a source other than a party hereto, provided that to the recipient's knowledge after due inquiry, such source is not bound by any obligation of confidentiality with respect to such information or the disclosure thereof, (c) has been independently acquired or developed by the recipient without violating any of its confidentiality obligations hereunder, or (d) has been specifically approved in writing by the disclosing party for use or dissemination by the recipient. If a party or its affiliate is compelled to disclose confidential information obtained hereunder by judicial or administrative procedures or in the opinion of its counsel, by other requirements of law, or if such confidential information is required to be disclosed for the enforcement of the recipient's rights as a party under this Agreement, then in each such circumstance, this confidentiality obligation shall cease only to the extent required under the respective circumstances. For the purposes of clarification, each Party to this Agreement agrees that the Agreement and all of the terms and conditions hereof may be disclosed by a Party without the consent of the other Party as required by applicable rules and regulations of the United States Securities and Exchange Commission.

         11.2 NOTWITHSTANDING TERMINATION. The obligations of any party contained in this Article 11 shall endure for the term of this Agreement and shall continue for two (2) years thereafter. The Parties acknowledge the competitive value and confidential nature of the confidential information to be disclosed and that damage could result to the disclosing party if confidential information is disclosed to any third party or used by any party other than the disclosing party. Further, the Parties acknowledge that if the receiving party shall violate the provisions of this Article 11, the disclosing party may suffer immediate and irrevocable harm for which damages may be an inappropriate and/or inadequate remedy and the Parties further agree that in the event of a breach or a threatened breach of any provision of this Article 11, the disclosing party shall be entitled and each of the Parties hereby consents to the issuance, in the Federal or State courts of Washington State, USA, or at the election of the disclosing party elsewhere, of a temporary restraining order, preliminary and permanent injunction, without bond, restraining and enjoining the said breach or violation by the receiving party and any other person or entity which may be acting in concert with the receiving party to whom the confidential information may have been disclosed.

         11.3 NO ANNOUNCEMENT. The Parties shall not make any announcements or press releases in respect of this Agreement or the transactions contemplated herein without the prior written consent of both Parties, except as may be required by law or the applicable rules and regulations of any applicable stock exchange or the Securities and Exchange Commission of the United States of America (the "SEC"). Any disclosures regarding this Agreement as may be required by law or the applicable rules and regulations of any applicable stock exchange or the SEC can be made by the Party subject to any such requirement without the consent of or any consultation with the other Party.




12.      LIMITATION OF LIABILITY

         12.1  Neither   party  shall  be  liable  to  the  other  for  special,
consequential or incidental loss or for loss of profits.

         12.2 Except as otherwise provided for in this Agreement, in no event will a Party have any liability to the other Party for any damages whatsoever arising out of or in connection with this Agreement.




13.      ENTIRE UNDERSTANDING

         13.1 This Agreement includes the entire understanding of the Parties with respect to the subject matter hereof, and all prior agreements (written or oral) with respect to such subject matter have been merged herein. No representations or warranties have been made other than those expressly provided for herein. This Agreement may not be modified, except by a written instrument signed by the Parties, and this provision may not be waived except by written instrument signed by the Parties.



              THE NEXT PAGE OF THIS AGREEMENT IS THE EXECUTION PAGE

          THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK]



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IN WITNESS  WHEREOF,  the Parties have  executed  this  Agreement as of the date first written above.



Signed on behalf of NS8 Corporation by:



(..................................................)
Name:
Title:


Signed on behalf of Advanced Datanetwork Communications Co., Ltd. by:




(.................................................)
Name:  Somprasong Boonyachai
Title:  Chairman





(.................................................)
Name:  Trairat Kaewkerd
Title:  Managing Director





Witness: __________________________
Name:  Fuangfa Amponstira
Title:  Senior Sales Director, Broadband Marketing



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                   SCHEDULE A - SERVICE DISTRIBUTION AGREEMENT

                                 STANDARD TERMS

Terms to be determined


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                   SCHEDULE B - SERVICE DISTRIBUTION AGREEMENT

            iWAVE APPLICATION HARDWARE SPECIFICATIONS - (Section 1.2)


Specifications to be inserted